www.nortelnetworks.com

Exhibit 99.7

May 13, 2002

For more information:

Business Media:	Investors:
David Chamberlin 972-685-4648 ddchamb@nortelnetworks.com	888-901-7286 905-863-6049 investor@nortelnetworks.com

Nortel Networks Corporation, Nortel Networks Limited to File Shelf Registration Statement in United States and Base Shelf Prospectus in Canada
 •        Equity, Debt, Warrants, Equity Related Securities to be covered by the Shelf Filings

TORONTO — Nortel Networks* Corporation [NYSE/TSX: NT] (“NNC”) and Nortel Networks Limited (“NNL”) today announced that they intend to file a shelf registration statement with the United States Securities and Exchange Commission (the “SEC”) and a preliminary base shelf prospectus with the Canadian securities regulatory authorities for the purpose of qualifying the potential sale by NNC or NNL from time to time in the United States and/or Canada of up to an aggregate US$2.5 billion of various types of securities.

The filings are intended to ultimately qualify for sale in the United States and Canada (on a cross border or country specific basis), including during the 25 month period during which the Canadian filings remain valid, one or more of the following types of securities: (i) common shares and preferred shares of NNC; (ii) subordinated and senior unsecured debt securities of NNC; (iii) warrants to purchase equity or debt securities of NNC; (iv) share purchase contracts or equity units of NNC; and (v) subordinated and senior unsecured debt securities of NNL, guaranteed by NNC. The establishment of the shelf registration statement in the United States and the base shelf prospectus in Canada will provide NNC and NNL with additional financing flexibility. NNL and Nortel Networks Capital Corporation, a wholly owned indirect finance subsidiary of NNL, have also announced their intention to withdraw their existing U.S. shelf registration statement currently pertaining to an aggregate of up to US$1.0 billion of debt securities and warrants to purchase debt securities.

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The U.S. shelf registration statement and the Canadian preliminary base shelf prospectus relating to the US$2.5 billion of securities of NNC and NNL have not yet been filed with the SEC and the Canadian securities regulators authorities and this press release does not constitute an offer of any securities for sale in any jurisdiction. Following such filings, the securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective and a receipt is issued by the Canadian securities regulatory authorities for the final base shelf prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state, province or territory in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state, province or territory.

NNC and NNL also announced today that they each intend to file annual audited consolidated financial statements for the year ended December 31, 2001 prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) to supercede their previously filed consolidated financial statements. The U.S. GAAP 2001 annual consolidated financial statements of NNC and NNL remain unchanged other than the inclusion of certain supplemental financial disclosure and disclosure related to certain events that occurred subsequent to the filing of the original audited consolidated financial statements. The supplemental financial disclosure is required by certain rules of United States securities laws following the recent ratings downgrade of NNL’s securities on April 4, 2002 which resulted in all of the senior debt of NNC, NNL and certain of their affiliates becoming secured by various subsidiary guarantees and pledges pursuant to certain credit and security agreements. As a result, the U.S. GAAP 2001 annual audited consolidated financial statements of NNC and NNL must now contain certain supplemental note disclosure relating to the subsidiary guarantors. The United States securities law rules also require the filing of U.S. GAAP annual audited financial statements for Nortel Networks SA, a French subsidiary of NNC, certain shares of which have also been pledged as part of such security arrangements. This additional financial information is intended to provide additional disclosure to the senior debt holders that benefit from the security.

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Metro and Enterprise Networks, Wireless Networks and Optical Long Haul Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

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Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to meet financial covenants contained in our credit agreements; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks Corporation and Nortel Networks Limited with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks Corporation and Nortel Networks Limited disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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* Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of Nortel Networks.